UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2012

Pegasystems Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  1-11859

Massachusetts	04-2787865
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

101 Main Street, Cambridge, Massachusetts 02142

(Address of principal executive offices, including zip code)

617-374-9600

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Annual Meeting was held on May 23, 2012. At the Annual Meeting, the following items were presented to the stockholders of the Company for their approval, and approved by the indicated votes:

1. To elect six members nominees named in the Company's proxy statement filed with the Commission on April 2, 2012 to serve on the Company's Board of Directors until its 2013 Annual Meeting of Stockholders and until the successors are duly elected and qualified. Each nominee for director was elected by a vote of stockholders as follows:
	Peter Gyenes	Richard Jones	Steven Kaplan	James O'Halloran	Alan Trefler	William Wyman
FOR	32,676,512	31,849,397	32,451,788	32,451,488	32,150,526	32,449,287
AGAINST	50,313	877,428	275,101	275,201	376,063	275,567
ABSTAIN	3,444	3,444	3,380	3,580	203,680	5,415
Non Votes	2,869,576	2,869,576	2,869,576	2,869,576	2,869,576	2,869,576

2. To approve, by a non-binding advisory vote, the compensation of the Company's named executive officers.

The compensation of the Company's named executive officers was approved on a non-binding advisory basis by a vote of stockholders as follows:
Executive Compensation
FOR	32,630,325
AGAINST	84,689
ABSTAIN	15,255
Non Votes	2,869,576

3. To approve an amendment to the Company's Restated Articles of Organization to increase the number of authorized shares of common stock from 70,000,000 to 100,000,000.

The amendment to the Company's Restated Articles of Organization to increase the number of authorized shares of common stock from 70,000,000 to 100,000,000 was approved by a vote of stockholders as follows:
Amendment to the Company's Restated Articles of Organization
FOR	34,142,176
AGAINST	1,422,389
ABSTAIN	35,280
Non Votes	0

4. To ratify the selection by the Audit Committee of the Company's Board of Directors of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2012.

The proposal was approved by a vote of stockholders as follows:
Auditors
FOR	35,171,715
AGAINST	416,562
ABSTAIN	11,568
Non Votes	0

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pegasystems Inc.
Date: May 25, 2012
	By:	/s/ Shawn Hoyt
Shawn Hoyt
General Counsel and Secretary